THIS MEMORANDUM OF UNDERSTANDING made, in duplicate, this 29th day of October, 1999


BETWEEN:

         VIVA GAMING & RESORTS INC.,
         a body corporate with head offices in the City of Las Vegas, in the State of Nevada

         (hereinafter referred to as "Viva")

                         -and-

         WAGON WHEEL RESORTS, CASINOS &
         ENTERTAINMENT, INC.
         a body corporate with head offices in
         Rockton, in the State of Illinois

         (hereinafter referred to as "WWRCE")


         WHEREAS Viva is in the business of designing, developing, supplying, financing and managing gaming facilities in North America;

         AND WHEREAS WWRCE has a signed contract to develop a bingo hall with VLT's on reserve land, and a casino gaming facility and other income producing businesses on the 500 acres at the U.S. Canadian border on Route 75 for and on behalf of the Roseau River First Nation (hereinafter referred to as "Roseau First Nation");

         NOW THEREFORE THIS MEMORANDUM WITNESSETH THAT the parties hereto do hereby agree as follows:

1. The parties hereby enter into this Memorandum of Understanding (hereinafter referred to in this and other documents as the "MOU") to set forth their understandings and agreement relating to the development of gaming facilities on lands owned by/or to be acquired by Roseau First Nation.

2. Viva undertakes to design, develop and finance a plan for a gaming facility at such location designated by Roseau First Nation as follows:

         a) Firstly, a temporary facility on the twelve acres on reserve lands currently owned by Roseau First Nation (15,000 square feet structure to house the bingo and other gaming activities - includes a paved parking lot);

         b) After assessment of the viability of a permanent facility and securing appropriate approval, a permanent facility on Roseau First Nation property (500 acre parcel adjacent to #75 Highway - including services, equipment and parking lot).

             Such plans shall be submitted to WWRCE for review and approval by Roseau First Nation

3. Upon receipt of approval of the plans by Roseau First Nation, Viva undertakes in consultation with WWRCE to secure and work with a designated construction company to construct the required buildings and support services. Viva undertakes to arrange financing, equipment, and supplies to operate the facilities in accordance with approved plans.

4. After constructing and equipping the facilities, Viva shall manage the gaming facilities in accordance with the Management Contract obtained by WWRCE with Roseau First Nation. The Management Contract shall:

         a) Be for a period of ten years, plus an option for an additional ten years as identified in the Management Contract;

         b) Provide that Viva will train employees approved by Roseau First Nation to operate the facilities during the contract, and to manage and operate the facilities after termination of the Management Contract;

         c)  Provide for management of the facilities and general operations.

5. The Parties agree to share proprietary information and acknowledge entering into a Non-Disclosure and Non-Circumvention Agreement dated October 28, 1999, a copy of which is attached hereto as Addendum One. Viva shall arrange for the execution and return of the Non-Disclosure and Non-Circumvention Agreement by Martin Gross.

6.       WWRCE agrees that it shall:

         a) Review such plans and other material provided by Viva quickly and efficiently, and provide such plans and materials to Roseau First Nation for their review. If such plans and material are not acceptable, WWRCE will so advise Viva in a short period of time and, if necessary, return the plans and materials to Viva for amendment;

         b) Enter into good faith negotiations with Viva to settle the terms of a Management Agreement between Viva and WWRCE for the ten year term to provide management of the casino and training of the employees. Such Management Agreement shall, once approved, attach to this MOU as Addendum Two;

         c) Enter into good faith negotiations with Viva to settle the terms of any additional agreements relating to the casino, i.e. lease agreements, equipment leasing, and a marketing agreement;

         d) Arrange for the approval of such Agreements by appropriate Roseau First Nation parties.


7. Viva shall provide such assistance to WWRCE and Roseau First Nation as it may require to seek appropriate approvals to commence the planning process for developing the facilities.

8. Viva shall prepare a business plan for Roseau First Nation relating to the development of gaming facilities. Viva shall bear the cost of the business plan provided the development of gaming facilities proceeds in accordance with the good faith provisions in the foregoing clauses.

9. The parties agree that any plans, designs or other documents prepared by Viva shall be confidential and shall not be disclosed to any other party without the consent of Viva; such plans, designs or other documents prepared by Viva shall be owned by Viva until compensation is received therefor.

10. The parties recognize that the Province of Manitoba may have jurisdiction over some of the approvals required to construct and operate a casino in Manitoba. Neither Viva nor WWRCE shall be in default on any of the approvals required herein if such approvals require the consent of the Province of Manitoba and such consent is denied.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.




                                         VIVA GAMING & RESORTS INC.

                                         Per: /s/ Martin Gross - PRES/CEO
                                             ---------------------------------
                                         3753 Howard Hughes Parkway, Suite 200
                                         Las Vegas, Nevada 89109

                                         WAGON WHEEL RESORTS, CASINOS &
                                         ENTERTAINMENT, INC.,

                                         Per: /s/ Frank R. Mckenzie Jr.
                                             ---------------------------------

                                         Per:_________________________________


Sunset Development c/o Roseau River
First Nations hereby acknowledges the
execution of the Memorandum of
Understanding and agrees to the terms
thereof as if a signatory thereto.


Sunset Development

Per: /s/  Leonard Nelson - Board Member
    ------------------------------------
    Leonard Nelson/Richard Johnson

(hereinafter referred to as ("WWRCE")


REVISE: AND WHEREAS WWRCE has a signed contract to develop a BINGO HALL with VLT's ON RESERVE LAND, AND a casino gaming facility AND OTHER INCOME PRODUCING BUSINESS' ON THE %)) ACRES AT THE U.S. CANADIAN BORDER ON ROUTE 75 for and on behalf of the Roseau River First Nation (hereinafter referred to as "Roseau First Nation");

NUMBER 1. third sentence: understanding and agreement relating to the development of (remove a) gaming FACILITIES

PAGE 2. 2A) Firstly, a temporary facility on THE TWELVE ACRES on reverse lands (etc.)

          Last sentence under 2. change wagon wheel to WWRCE

          3.   change wagon wheel to WWRCE


          4. second sentence; facilities in accordance with THE Management Contract OBTAINED BY WWRCE with Roseau First Nation.

          4A.) Be for a period of 10 years, PLUS AN OPTION FOR AN ADDITIONAL 10
               YEARS, (delete; until Viva has received a return on its investment) as identified in the Management Contract.
               (delete: whichever is the later).

PAGE 3.   5.  (Martin Gross to sign Non-Disclosure and Non-Circumvention
               Agreement and return to WWRCE).

          6.  change wagon wheel to WWRCE

          6A. change wagon wheel to WWRCE

          6B. Delete completely, we have contract with the Roseau River already.

          6C. please explain this

          6D. we have management agreement already. change to 10 years

PAGE 4    6F. ok but not 6B-6D and possibly 6C

          6G. Please explain and clarify. change wagon wheel to WWRCE

          7.  change wagon wheel to WWRCE

          10. change wagon wheel to WWRCE


PAGE 5    delete signatory line for Roseau River First Nation.


MARTY. We think the $200,000 promised to the tribe from the construction loan should be entered into MOU and we also think the $650,000 that we have told Bob and Mick that we have invested already in this project should be mentioned in this MOU and how we are going to get paid back. The other management companies that we have met with had our costs figured in the construction loan and stock from their company, and there is no mention in this MOU regarding the 30% management fee and how it is going to be split between our companies. Please advise. We would like to prepare an agreement immediately and then meet in Canada to finalize everything and set a date to break ground. If you have any questions, please do not hesitate to call me.

Respectfully,



/s/ Frank McKenzie, Jr.
------------------------
 Frank McKenzie, Jr.